[Rogers & Wells Letterhead]

November 17, 1995

Merrill Lynch Corporate Bond
             Fund, Inc.
P.O. Box 9011
Princeton, New Jersey  08543-9011

     Re:  Merrill Lynch Corporate
                 Bond Fund, Inc.
             File No. 2-62329

Ladies and Gentlemen:

             We have acted as counsel
to Merrill Lynch Corporate Bond
Fund, Inc. (the Fund) in connection
with the sale of 280,050,212 shares
of its common stock, par value $0.10
per share (the Common Stock),
pursuant to the Class A, Class B,
Class C and Class D Distribution
Agreements between the Fund and
Merrill Lynch Funds Distributor,
Inc. (the Distribution Agreements).
You have asked us to furnish certain
legal opinions in connection with the
filing of a notice (the Notice) under
Rule 24f-2 of the Investment
Company Act of 1940, as amended
(the Act).

             For purposes of the
opinions expressed in this letter,
we have examined the Funds
Articles of Incorporation, as
amended through the date
hereof, the Distribution
Agreements and such other
documents and questions of
law as we have deemed
necessary or advisable. As to
relevant matters of fact,
 we have relied upon such
documents as we deemed
appropriate.

             Based on the foregoing,
we are of the opinion that when
(a) the 217,841,160 shares of the
Funds High Income Portfolio
Common Stock referred to in
paragraph 4 of Part I of the
Notice, (b) the 42,877,791 shares
of the Funds Investment Grade
Portfolio Common Stock referred
to in paragraph 4 of Part II of the
Notice and (c) the 19,331,261
shares of the Funds Intermediate
Term Portfolio Common Stock
referred to in paragraph 4 of
Part III of the Notice were sold
during the fiscal year ended
September 30, 1995 pursuant to
the Distribution Agreements
relating to each such Portfolio in
reliance upon registration pursuant
to Rule 24f-2 of the Act and in
accordance with the currently
effective prospectus of the
Fund, the shares referred to in
clauses (a), (b), and (c) were
legally issued, fully paid and
non-assessable.

Very truly yours

/s/ Rogers & Wells